UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1

to

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008

EMCORE CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	0-22175 (Commission File Number)	22-2746503 (IRS Employer Identification No.)

10420 Research Road, SE, Albuquerque, NM (Address of principal executive offices)	87123 (Zip Code)

Registrant’s telephone number, including area code:  (505) 332-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K/A amends the Form 8-K originally filed on April 14, 2008 to include Item 3.02.

Item 3.02 Unregistered Sales of Equity Securities.

On April 9, 2008, EMCORE Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Intel Corporation (“Seller”).  Under the terms of the Agreement, the Company will purchase certain of the assets of Seller and its subsidiaries relating to Seller’s enterprise transceiver business, including  intellectual property, inventory, fixed assets and technology relating to optical transceivers for enterprise and storage customers, as well as optical cable interconnects for high-performance computing clusters.

As consideration for the purchase of the assets of Seller by the Company in accordance with the Agreement, the Company will issue 3.7 million shares of the Company’s common stock to Seller, subject to certain adjustments based on the Company’s stock price twelve months after the closing of the transaction.  In the event that the Company is required to make an additional payment, it has the option to make that payment in cash, its common stock or both (not to exceed the equivalent of 1.3 million shares).

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: April 18, 2008	By: /s/ Adam Gushard Name: Adam Gushard Title: Interim Chief Financial Officer